Exhibit 4.3

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of December 6, 2010, among PAETEC Holding Corp., a Delaware corporation (the “Issuer”), each of the entities listed on Annex A attached hereto and PAETEC Escrow Corporation, a Delaware corporation (collectively, the “Initial Subsidiary Guarantors”), and The Bank of New York Mellon Trust Company, N.A., as trustee under the indenture referred to below (the “Trustee”).

RECITALS

WHEREAS, PAETEC Escrow Corporation, a Delaware corporation (“Escrow Issuer”), has heretofore executed and delivered to the Trustee an Indenture, dated as of December 2, 2010 (as supplemented by the First Supplemental Indenture, the “Indenture”), providing for an initial issuance of an aggregate principal amount of $450,000,000 of the Escrow Issuer’s 9 7/8% Senior Notes due 2018 (the “Notes”) and the Issuer has heretofore executed and delivered to the Trustee a First Supplemental Indenture, dated as of December 6, 2010 (the “First Supplemental Indenture”) whereby the Issuer assumed all obligations of the Escrow Issuer in respect of the Notes and the Indenture pursuant to Section 12.01 of the Indenture;

WHEREAS, Sections 4.19 and 10.03 of the Indenture provide that the Issuer is required to use commercially reasonable efforts to cause its current and future Restricted Subsidiaries that are eligible to be Subsidiary Guarantors under the definition thereof in the Indenture to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiaries shall, jointly and severally with the other Subsidiary Guarantors, fully and unconditionally guarantee the payment and performance of the Notes and the other obligations set forth in Section 10.01 of the Indenture, subject to Article Ten of the Indenture;

WHEREAS, the Initial Subsidiary Guarantors are Restricted Subsidiaries and are eligible to guarantee the Notes;

WHEREAS, this Supplemental Indenture executed pursuant to Sections 4.19 and 10.03 of the Indenture shall evidence the Subsidiary Guarantee of the Initial Subsidiary Guarantors set forth in Section 10.01 of the Indenture;

WHEREAS, pursuant to Section 4.19, Section 9.01 and Section 10.03 of the Indenture, the Trustee, the Issuer and the Initial Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture and the Initial Subsidiary Guarantors are authorized to execute and deliver the Subsidiary Guarantee;

WHEREAS, all acts and requirements necessary to make this Supplemental Indenture the legal, valid and binding obligation of the Issuer and the Initial Subsidiary Guarantors have been done;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Capitalized Terms. Capitalized terms used in this Supplemental Indenture (including the recitals hereto) without definition shall have the meanings set forth in the Indenture.

2. Agreement to Guarantee. Subject to Article Ten of the Indenture, each Initial Subsidiary Guarantor hereby agrees, jointly and severally with the other Subsidiary Guarantors, to guarantee fully and unconditionally to each Holder of a Note and to the Trustee and its successors and assigns the payment and performance of the Notes and the other obligations set forth in Section 10.01 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes. Each Initial Subsidiary Guarantor acknowledges and agrees, pursuant to Section 10.03 of the Indenture, that, upon its execution and delivery of this Supplemental Indenture, such Initial Subsidiary Guarantor shall be deemed to be a Subsidiary Guarantor for all purposes of the Indenture (including, without limitation, for purposes of Article Ten thereof).

3. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

4. Trustee’s Disclaimer. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture. The recitals and the statements herein are deemed to be those of the Issuer and the Initial Subsidiary Guarantors and not of the Trustee.

5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. THE ISSUER, THE INITIAL SUBSIDIARY GUARANTORS AND THE TRUSTEE AGREE TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

6. Successors. All agreements of the Initial Subsidiary Guarantors in this Supplemental Indenture shall bind its successors.

7. Counterparts. This Supplemental Indenture may be executed in two or more counterparts, all of which shall be considered one and the same agreement.

8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

9. Conflict with the Trust Indenture Act. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act of 1939 (the “TIA”) that is required under the TIA to be part of and govern any provision of this Supplemental Indenture, the provision of the TIA shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

Initial Subsidiary Guarantors

Each of the entities listed on Annex A attached hereto

By:	/s/ Mary K. O’Connell
Name:	Mary K. O’Connell
Title:	Senior Vice President, General Counsel and Secretary

PAETEC Escrow Corporation

By:	/s/ Mary K. O’Connell
Name:	Mary K. O’Connell
Title:	Vice President and Secretary

The Issuer

PAETEC Holding Corp.

By:	/s/ Mary K. O’Connell
Name:	Mary K. O’Connell
Title:	Senior Vice President, General Counsel and Secretary

The Trustee

The Bank of New York Mellon Trust Company, N.A.

By:	/s/ James M. Young
Name:	James M. Young
Title:	Senior Associate

Annex A

PAETEC Corp., a Delaware corporation

PaeTec Communications, Inc., a Delaware corporation

PaeTec Communications of Virginia, Inc., a Virginia corporation

PAETEC Integrated Solutions Group, Inc., a Delaware corporation

PAETEC Software Corp., a New York corporation

US LEC Communications LLC, a North Carolina limited liability company

US LEC LLC, a Delaware limited liability company

US LEC of Alabama LLC, a North Carolina limited liability company

US LEC of Florida LLC, a North Carolina limited liability company

US LEC of Georgia LLC, a Delaware limited liability company

US LEC of Maryland LLC, a North Carolina limited liability company

US LEC of North Carolina LLC, a North Carolina limited liability company

US LEC of Pennsylvania LLC, a North Carolina limited liability company

US LEC of South Carolina LLC, a Delaware limited liability company

US LEC of Tennessee LLC, a Delaware limited liability company

US LEC of Virginia L.L.C., a Delaware limited liability company

PAETEC iTel, L.L.C., a North Carolina limited liability company

McLeodUSA LLC, a Delaware limited liability company

McLeodUSA Information Services LLC, a Delaware limited liability company

McLeodUSA Telecommunications Services, L.L.C., an Iowa limited liability company

McLeodUSA Purchasing, L.L.C., an Iowa limited liability company

Allworx Corp., a Delaware corporation

MPX, Inc., a Delaware corporation

Technology Resource Solutions, Inc., a New York corporation

PAETEC Realty LLC, a New York limited liability company

U.S. Energy Partners LLC, a New York limited liability company

Quagga Corporation, a California corporation

Access One Communications Corp., a New Jersey corporation

Cavalier IP TV, LLC, a Delaware limited liability company

Cavalier Services, LLC, a Delaware limited liability company

Cavalier Telephone Corporation, a Delaware corporation

Cavalier Telephone Mid-Atlantic, L.L.C., a Delaware limited liability company

Cavalier Telephone, L.L.C., a Virginia limited liability company

CavTel Holdings, LLC, a Delaware limited liability company

Compco, Inc., a Delaware corporation

Elantic Networks, Inc., a Delaware corporation

Intellifiber Networks, Inc., a Virginia corporation

LDMI Telecommunications, Inc., a Michigan corporation

Network Telephone Corporation, a Florida corporation

NT Corporation, a Delaware corporation

OmniCall, Inc., a South Carolina corporation

SM Holdings, LLC, a Delaware limited liability company

Talk America Holdings, Inc., a Delaware corporation

Talk America of Virginia, Inc., a Virginia corporation

Talk America Inc., a Pennsylvania corporation

TC Services Holding Co., Inc., a Pennsylvania corporation

The Other Phone Company, Inc., a Florida corporation